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                                                                     EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700


                                                               NOVEMBER 17, 2000


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE BANK OF NEW YORK
UNIT INVESTMENT TRUST DIVISION
P.O. BOX 974
WALL STREET STATION
NEW YORK, NY 10268-0974


RE: CORPORATE INCOME FUND, MONTHLY PAYMENT SERIES--503, DEFINED ASSET FUNDS (A
    UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-95873


Gentlemen:

We have examined the Registration Statement for the above captioned Fund.

We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

You are authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          James Perry
                                          Vice President